UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2006

BIOMET, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive
Warsaw, Indiana 46582

(Address of Principal Executive Offices, including  Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Severance and Change in Control Agreements

On September 21, 2006, the company entered into change in control agreements with executives of the company dated as of September 20, 2006, including each of Daniel P. Hann, Garry L. England and Charles E. Niemier. The agreements are intended to provide for continuity of management in the event of a change in control of the company (as defined in the agreement).  The agreements with Messrs. Hann, England and Niemier have an initial term that ends September 20, 2008, and provide for automatic extensions, beginning on September 21, 2007, in one-year increments, unless either the company or the executive gives prior notice of termination or a change in control shall have occurred prior to September 21 of such year.  If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 24 months beyond the month in which such change in control occurred.  During the 24 month period following a change in control, the company agrees to continue to employ the executive and the executive agrees to remain in the employ of the company.

The agreement for Mr. Hann provides that he could be entitled to certain severance benefits following termination of employment (whether prior to or after a change in control of the company).  The agreements for Messrs. England and Niemier provide that the executives could be entitled to certain severance benefits only following both a change in control of the company and termination of employment.  If, following a change in control, the executive dies or is terminated by the company for any reason other than for cause (as defined in the agreement) or disability, or by the executive for good reason (as defined in the agreement), the executive would be entitled to a lump sum severance payment equal to three (in the case of Mr. Hann) and two (in the case of Messrs. England and Niemier) times the sum of the executive’s annual base salary, target bonus, annual contributions made by the company to all qualified retirement plans on behalf of the executive and the executive’s total annual car allowance.  In addition, (1) the executive would receive a payout of his unpaid annual base salary, target bonus and other accrued compensation and benefits through the end of the fiscal year containing the termination date, (2) the company will pay the executive a lump sum cash stipend equal to 24 times the monthly premium then charged for family coverage under the company’s medical and dental plans, and (3) the executive would receive life insurance and long-term disability benefits, or the cash equivalent if not available, substantially similar to those that the executive is receiving immediately prior to the notice of termination for a 24 month period after the date of termination.  Further, all outstanding stock options granted to the executive would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement.

Under Mr. Hann’s agreement, he will also receive similar severance benefits upon termination by the company for any reason other than for cause, death or disability or by Mr. Hann for pre-change in control good reason (as defined in the agreement), in each case prior to a change in control of the company and at a time when Mr. Hann is not the full-time President and Chief Executive Officer.

In the event that any payments made to Messrs. Hann, England and Niemier in connection with a change in control and termination of employment would be subject to excise taxes under the Internal Revenue Code, the company will “gross up” the executive’s compensation to fully offset such excise taxes.

Severance benefits, other than the life insurance and long-term disability benefits, are generally not subject to mitigation or reduction.  To receive the severance benefits provided under the agreement, an executive must sign a general release of claims.  In connection with the execution of the change in control agreement, each executive executed a customary confidentiality, non-competition and non-solicitation agreement with the company.

The above description of the change in control agreements is qualified in its entirety by reference to the copy of each of the change of control agreements filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Executive Severance Pay Plan

On September 21, 2006, the company adopted the Biomet, Inc. Executive Severance Pay Plan for the group of key management employees that are party to change in control agreements, including Messrs. Hann, England and Niemier.  The Plan provides participating executives of the company with severance benefits in the event of a termination of the executive’s employment unrelated to the executive’s (1) performance of his employment duties, or (2) his commission of an act or acts outside of the scope of his employment duties that would constitute the basis of a termination for cause under his change in control agreement.

Severance benefits under the Plan generally consist of the following: (1) payment of a pro-rata target bonus (based on the elapsed portion of the year of termination) in a lump sum; (2) continued payment of base salary for no more than 78 weeks (depending on years of service at the company) following the termination date; (3) immediate vesting of all of the executive’s outstanding equity awards (stock options and restricted stock); (4) at the company’s expense, continuation of coverage under company health insurance plans pursuant to COBRA for a period not to exceed eighteen months from the termination date; and (5) continuation of any company-provided car allowance for a period of twelve months from the termination date.

As a condition to receiving severance benefits under the Plan, an executive must execute a waiver and release of claims in favor of the company and agree to a customary confidentiality, non-competition and non-solicitation agreement with the company.  Severance benefits under the Plan are generally intended to be the sole source of severance benefits payable upon a termination of an executive’s employment and are generally not subject to mitigation or reduction.

The company may amend or terminate the Plan at any time.

The above description of the Plan is qualified in its entirety by reference to the copy of the Plan filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 10.1. Severance and Change in Control Agreement with Daniel P. Hann, dated as of September 20, 2006.

Exhibit 10.2. Change in Control Agreement with Garry L. England, dated as of September 20, 2006.

Exhibit 10.3. Change in Control Agreement with Charles E. Niemier, dated as of September 20, 2006.

Exhibit 10.4. Biomet, Inc. Executive Severance Pay Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Gregory D. Hartman
By:	Gregory D. Hartman
Its:	Senior Vice President - Finance
(Principal Financial Officer)

Date: September 26, 2006